N / E / W / S R / E / L / E / A / S / E

November 13, 2026

FOR IMMEDIATE RELEASE
For more information, contact:
Nicole M. Weaver, Senior Vice President and Director of Corporate Administration
765-521-7619
http://www.firstmerchants.com

SOURCE: First Merchants Corporation (NASDAQ: FRME), Muncie, Indiana

FIRST MERCHANTS CORPORATION ANNOUNCES CASH DIVIDEND

First Merchants Corporation declared a cash dividend on November 13, 2026 of $0.37 per common share. The dividend is payable on December 18, 2026 to common shareholders of record as of December 4, 2026.

About First Merchants Corporation:

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation has one full-service bank charter, First Merchants Bank. The Bank also operates as First Merchants Private Wealth Advisors (as a division of First Merchants Bank).

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

FIRST MERCHANTS and the Shield Logo are federally registered trademarks of First Merchants Corporation.

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